                                   CORPORATE
                               RESEARCH AGREEMENT
                         TO ACCOMPANY LICENSE AGREEMENT


     This AGREEMENT entered into this 15th day of December, 1993 (the "Effective Date"), by and between APOLLO GENETICS, INC., a corporation duly organized under the laws of the State of Delaware and having its principal office at 222 Third Street, Suite 3121, Cambridge, Massachusetts 02142 (hereinafter referred to as "Sponsor") and the UNIVERSITY OF FLORIDA, a non-profit educational institution of the State of Florida located in Gainesville, Florida (hereinafter referred to as the "University").

                              W I T N E S S E T H:

     WHEREAS, Sponsor desires the research assistance of certain technically qualified persons having access to certain facilities and equipment;

     WHEREAS, Sponsor desires to fund said research entitled [ * ] attached hereto as Appendix 1;

     WHEREAS, Sponsor has entered into a License Agreement with the University of Florida Research Foundation, Inc. ("UFRFI") dated December 15, 1993 for all fields of use. UFRFI and University have agreed that the research described herein shall be funded through and conducted by University;

     WHEREAS, University is willing to cooperate with and assist Sponsor by furnishing such personnel, and facilities as may be required;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agrees as follows:

                                I.  DEFINITIONS:

     As used herein, the following terms shall have the following meanings:

     1.1 "Project Description" shall mean the description of the project as described in Appendix 1 hereof.

     1.2 "Project Work" shall mean the research work as described in Appendix 1 hereof to be performed by University and its Principal
Investigator, [ * ], under this Agreement.

* Confidential treatment has been requested for marked portion

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     1.3  "Contract Period" is for a period of three (3) years, commencing from the Effective Date, during which the University shall perform the Project Work.

     1.4 "Principal Investigator" shall mean the individual designated by University to implement and oversee all aspects and components of the Project Work and to serve as University's liaison with Sponsor's designated representative.

     1.5 "Researcher(s)" shall mean individually and collectively the Principal Investigator, graduate students, other professional personnel and/or other employees of University participating in the actual performance of the Project Work.

     1.6 "Sponsor" shall mean the LICENSEE defined and described in the License Agreement between LICENSEE and UFRFI.

     1.7 "License Agreement" shall mean that certain License Agreement dated December 15, 1993 to which this Research Agreement is attached.

                               II.  RESEARCH WORK

     2.1 University shall commence the performance of the Project Work promptly after the Effective Date of this Agreement, and shall use its diligent efforts to complete such Project Work substantially in accordance with the terms and conditions of this Agreement. Anything in this Agreement to the contrary notwithstanding, Sponsor and University may at any time enter into written agreements to make changes to and amend the Project Description provided, however, that such changes or amendments do not change the nature of the project; are approved by UFRFI; and, further provided that budgetary allocations set forth in Appendix 1 hereof covering the Project Work to be performed hereunder shall be augmented as necessary to cover any additional costs to University resulting from such changes or amendments.

     2.2 Sponsor's designated representative shall be Katherine Gordon, Ph.D. or such other representative as Sponsor may from time to time designate. University's Principal Investigator shall be [ * ] Ph.D. or such other representative as University may designate with the prior written approval of Sponsor.

                          III.  REPORTS AND CONFERENCES

     3.1 University's Principal Investigator shall make up to four (4) oral reports each year as requested by Sponsor and shall submit written progress/program reports on a yearly basis and as specific phases of work are completed. A final report shall be submitted by University within forty five
(45) days of the conclusion of the Contract Period, or early termination of this Agreement.

     3.2 If necessary, during the term of this Agreement, representatives of the University will meet the representatives of Sponsor at times and places mutually agreed upon to discuss the


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progress and results, as well as ongoing plans, or changes therein, of the
Project Work to be performed hereunder.

                     IV.  COSTS, BILLINGS AND OTHER SUPPORT

     4.1 It is agreed to and understood by the parties hereto that, subject to Section 2, total costs to Sponsor hereunder shall not exceed the sum of [ * ] Dollars ($[ * ]). These costs shall be allocated as set forth in Appendix 1 attached hereto for use in the Project Work.

     4.2 Anything herein to the contrary notwithstanding, should this Agreement be subject to early termination pursuant to Section 10 hereof, Sponsor shall pay all costs accrued by University as of the date of termination, provided, however, that Sponsor shall reimburse University for non-cancelable obligations, which shall include all non-cancelable contracts and postdoctoral associate appointments called for in the Project Description, Appendix 1 incurred prior to the effective date of termination. After termination, any obligation of Sponsor for postdoctoral associates shall end no later that the end of the University's fiscal year following termination.

                                  V.  PUBLICITY

     5.1 Sponsor will not use the name of the University, nor of any member of the University's technical staff, in any publicity, advertising or news release without the prior written approval of an authorized representative of the University; provided, however, that Sponsor may (a) refer to publications by employees of University in scientific literature, or (b) state that Sponsor is sponsoring research at University. The University will not use the name of Sponsor, nor any employee of Sponsor, in any publicity without the prior written approval of Sponsor.

                                VI.  PUBLICATIONS

     6.1 Sponsor recognizes that under University academic policy, the results of a University research project must be publishable and agrees that Researchers engaged in the Project Work shall be permitted to prevent at symposia, national or regional professional meetings and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of Project Work, provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation at least sixty (60) days in advance of the submission of such proposed publication or presentation to a journal, editor or other third party. Sponsor shall have thirty (30) days, after receipt of said copies, to object to such proposed presentation or proposed publication either because there is patentable subject matter which needs protection and/or there is Confidential Information (as later defined herein) of Sponsor contained in the proposed publication or presentation. In the event that Sponsor makes such objection, the said Researcher(s) shall refrain from making such publication or presentation for a maximum of three (3) months in order for Sponsor

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to file patent application(s) with the United States Patent and Trademark Office and/or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation.

                              VII.  CONFIDENTIALITY

     7.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, process or other information of any kind and in any form (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information, to either party by the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party. Furthermore, neither party shall use the said Confidential Information for any purpose other than those purposes specified in this Agreement. The parties may disclose Confidential Information to the minimum number of its employees reasonably requiring access thereto for the purposes of this Agreement provided, however, that prior to making any such disclosures each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. The University warrants that any and all Researchers conducting research under and supported by this Agreement shall sign a participation agreement substantially similar in content to the form attached hereto and incorporated herein by reference as Appendix 2.

     7.2 Nothing contained herein will in any way restrict or impair either parties right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt:

          7.2.1 Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or

          7.2.2 Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party.

                 VIII.  INVENTIONS, IMPROVEMENTS AND DISCOVERIES

     8.1 University will promptly notify Sponsor of any University Inventions conceived and/or made during the Contract Period under Project Work funded by Sponsor or such shorter time if there is an early termination.

     8.2 All rights and title to University Inventions arising under the Project Work shall belong to University and shall be subject to the terms and conditions of this Agreement and the License Agreement.


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     8.3  All rights and title to Joint Inventions arising under the Project
Work shall belong jointly to Sponsor and University and shall be subject to the terms and conditions of this Agreement and the License Agreement.

     8.4 Rights to inventions, improvements and/or discoveries, whether patentable or not, relating to Project Work made solely by employees of Sponsor shall belong to Sponsor, and such invention, improvements and/or discoveries shall not be subject to the terms and conditions of this Agreement, but shall be subject to the terms and conditions of the License Agreement.

                      IX.  PATENTS AND PATENT APPLICATIONS

     9.1 All rights to University Inventions will be assigned by University to UFRFI.

                            X.  TERM AND TERMINATION

     10.1 This Agreement shall become effective upon the date first hereinabove written and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this
Section 10. The parties hereto may, however, pursuant to Section 2.1, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign.

     10.2 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within sixty (60) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

     10.3 Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement including, but not limited to, any license or sublicense rights under the License Agreement. No termination of this Agreement, however effectuated, shall release the parties hereto from their rights and obligations under Section III, IV, V, VI, VII and VIII.

                               XI.  MISCELLANEOUS

     11.1 The parties recognize that inventions, copyrightable works and other proprietary information may arise from research sponsored in whole or in part by agencies of the federal government. The parties hereto agree that any such developments


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shall be governed by the provisions of Public Law 96-517, or as amended, during the term of this Agreement.

     11.2 In the performance of all services hereunder:

          11.2.1 University shall be deemed to be and shall be an independent contractor and as such University shall not be entitled to any benefits applicable to employees of Sponsor;

          11.2.2 University shall comply with all governmental laws and regulations, such as EPA, OSHA and like regulations, which are applicable to the University and its performance of the Project Work hereunder;

          11.2.3 Neither party is authorized or empowered to act as agent or the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

                            XII.  INDEMNITY/INSURANCE

     12.1 University warrants and represents that, as part of the State of Florida, University is self-funded for liability insurance under Chapter 284, FLORIDA STATUTES, such protection being applicable to officers, employees and agents while acting within the scope of their employment by University and University has no liability insurance policy as such that can extend protection to any other person.

     12.2 Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees and agents thereof.

     12.3 The parties further agree that nothing contained herein shall be construed or interpreted as denying to either party any remedy or defense available to such party under the laws of the State of Florida; the consent of the State of Florida or its agents and agencies to be sued by reason hereon; or as a waiver of sovereign immunity of the State of Florida beyond the waiver provided in Section 768.28, FLORIDA STATUTES (1991).

                              XIII.  GOVERNING LAW

     This agreement shall be governed and interpreted in accordance with the internal law of the State of Florida without regard to its conflict of laws.

                                XIV.  ASSIGNMENT

     This Agreement is not assignable and any attempt to do so shall be void except in the case of a transfer of substantially all of the assets of one of the parties hereto. This Agreement shall


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bind the parties, their successors resulting from merger, and their permitted assigns.

                           XV.  AGREEMENT MODIFICATION

     Any agreement changing the terms of this Agreement in any way shall be void only if the change is made in writing and approved by authorized representatives of the parties hereto.

                                  XVI.  NOTICES

     Notices, invoices, communications and payments hereunder shall be deemed made if given by registered or certified mail, postage prepaid, and addressed to the party to receive such notice, invoice or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

     If to Sponsor:

                             Katherine Gordon, Ph.D.
                                    President
                              Apollo Genetics, Inc.
                                222 Third Street
                               Cambridge, MA 02142

     If to University:

                            Karen A. Holbrook, Ph.D.
                           Vice President for Research
                              Dean, Graduate School
                              University of Florida
                    Office of Research and Graduate Education
                                223 Grinter Hall
                           Gainesville, FL 32611-2037

     Technical Matter:

                                      [*]

     Payments shall be made in United States dollars to the University of Florida at the address first indicated hereinabove. The date of giving any notice, invoice or other communication, and the date of making any such payment, provided that such payment is received, shall be the date on which such envelope is deposited with the appropriate U.S. Post Office. The postal service receipt showing the date of such deposit shall be PRIMA FACIE evidence of these facts.

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                         XVII.  INDEPENDENT CONTRACTORS

     For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

                              XVIII.  FORCE MAJEURE

     Neither party shall be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

                             XIX.  ENTIRE AGREEMENT

     This Agreement represents the entire understanding between the parties, and supersedes and merges all understanding between the parties, and supersedes and merges all other agreements, express or implied, discussions or understandings between the parties with respect to the subject matter hereof. It shall be interpreted in conjunction and consistent with the License Agreement to which this is an Exhibit.


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     IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the day and year first above written.

APOLLO GENETICS, INC.              UNIVERSITY OF FLORIDA

/s/ Katherine Gordon               /s/ Karen A. Holbrook
--------------------------         -----------------------
By: Katherine Gordon, Ph.D         By:
Title: President                   Title:


/s/ Niles Sutphin                  /s/ Marilyn A. Ritter
--------------------------         -----------------------
Witness                            Witness


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

                                   Appendix 1

                             PROJECT WORK AND BUDGET

SPONSORED PROJECT TITLE: [ * ]

OVERALL PROGRAM OBJECTIVE: [ * ]

SPECIFIC AIMS:

[ * ]



PROGRAM DESCRIPTION:  [ * ]


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                                   Appendix 1

                         PROJECT WORK AND BUDGET (con't)


Year 1

     [ * ]FTE Technician. . . . . . . . . . . . . . . . . . . . $[ * ]
     Supplies for the evaluation of 6 steroids
       (culture media, plastic ware, stains, cells,
       antibiotics, disinfectants, etc.. . . . . . . . . . . . $ [ * ]
                                                               -------

     Total Year 1 budget (direct). . . . . . . . . . . . . . . $ [ * ]

     Overhead. . . . . . . . . . . . . . . . . . . . . . . . . $ [ * ]

     TOTAL (Direct and indirect) . . . . . . . . . . . . . . . $ [ * ]


Year 2

     [ * ]FTE Technician . . . . . . . . . . . . . . . . . . . $ [ * ]
     Supplies. . . . . . . . . . . . . . . . . . . . . . . . . $ [ * ]
                                                               -------

     Total Year 2 budge (direct) . . . . . . . . . . . . . . . $ [ * ]

     Overhead. . . . . . . . . . . . . . . . . . . . . . . . . $ [ * ]

     TOTAL (Direct and indirect) . . . . . . . . . . . . . . . $ [ * ]


Year 3

     [ * ]FTE Technician . . . . . . . . . . . . . . . . . . . $ [ * ]
     Supplies. . . . . . . . . . . . . . . . . . . . . . . . . $ [ * ]
     Animal purchase and maintenance . . . . . . . . . . . . . $ [ * ]
                                                               -------

     Total Year 3 budget (direct). . . . . . . . . . . . . . . $ [ * ]

     Overhead. . . . . . . . . . . . . . . . . . . . . . . . . $ [ * ]

     TOTAL (Direct and indirect) . . . . . . . . . . . . . . . $ [ * ]

* Confidential treatment has been requested for marked portion

                                   Appendix 2

                             PARTICIPATION AGREEMENT

     The University of Florida ("University") and Apollo Genetics, Inc. ("Sponsor") have entered into a corporate research agreement ("Research Agreement") in which Sponsor granted to University and University accepted, a research grant to support certain investigations (the "Sponsored Activity"). University agrees to certain obligations to Sponsor with respect to rights in inventions, copyrightable subject-matter and other developments of a proprietary nature that arise in connection with the Sponsored Activity. As a condition of my participating in the Sponsored Activity and in consideration therewith, and to enable University to fulfill its obligations to the Sponsor, I hereby agree as follows:

     1. The Sponsor shall have all rights with respect to any and all [DEVELOPMENTS] of a proprietary nature which may accrue to me by virtue of my participation in the Sponsored Activity and income derived therefrom to which it is entitled under the terms of the Research Agreement, including such rights in any invention, improvements, discovery or innovation, whether or not patentable, conceived or first actually reduced to practice by me, solely or jointly with others, in the course of, in connection with or as a result of the Sponsored Activity. I will execute all documents and do all acts, but without expense to me, necessary or proper to effectuate such rights or determinations of the Sponsor, and I will not claim or assert rights inconsistent with Sponsor's rights.

     2. Any and all knowledge, know-how, practices, process or other information of any kind and in any form (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information, to me by the Sponsor shall be received and maintained by me in strict confidence and shall not be disclosed to any third party. Furthermore, I shall not use the Confidential Information for any purpose other than those purposes specified in the Sponsored Activity.

     3. The principal investigator of the Sponsored Activity shall insure that each participant signs a participation agreement in the form of this one.

                    Signed: [ * ]

* Confidential treatment has been requested for marked portion

                                   Appendix 2

                             PARTICIPATION AGREEMENT

     The University of Florida ("University") and Apollo Genetics, Inc. ("Sponsor") have entered into a corporate research agreement ("Research Agreement") in which Sponsor granted to University and University accepted, a research grant to support certain investigations (the "Sponsored Activity"). University agrees to certain obligations to Sponsor with respect to rights in inventions, copyrightable subject-matter and other developments of a proprietary nature that arise in connection with the Sponsored Activity. As a condition of my participating in the Sponsored Activity and in consideration therewith, and to enable University to fulfill its obligations to the Sponsor, I hereby agree as follows:

     1. The Sponsor shall have all rights with respect to any and all [DEVELOPMENTS] of a proprietary nature which may accrue to me by virtue of my participation in the Sponsored Activity and income derived therefrom to which it is entitled under the terms of the Research Agreement, including such rights in any invention, improvements, discovery or innovation, whether or not patentable, conceived or first actually reduced to practice by me, solely or jointly with others, in the course of, in connection with or as a result of the Sponsored Activity. I will execute all documents and do all acts, but without expense to me, necessary or proper to effectuate such rights or determinations of the Sponsor, and I will not claim or assert rights inconsistent with Sponsor's rights.

     2. Any and all knowledge, know-how, practices, process or other information of any kind and in any form (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information, to me by the Sponsor shall be received and maintained by me in strict confidence and shall not be disclosed to any third party. Furthermore, I shall not use the Confidential Information for any purpose other than those purposes specified in the Sponsored Activity.

     3. The principal investigator of the Sponsored Activity shall insure that each participant signs a participation agreement in the form of this one.

                    Signed: [ * ]

* Confidential treatment has been requested for marked portion